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                                                                    Exhibit 99.3



                          CONSTELLATION BRANDS, INC.

                               Offer to Exchange
                       8% Series B Senior Notes due 2008
         (which have been registered under the Securities Act of 1933)

                                      for

                            8% Senior Notes due 2008
    (of which an aggregate principal amount of $200,000,000 is outstanding)

                Pursuant to the Prospectus dated ________, 2001


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON, __________,
_________, 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                                 _________, 2001

To Registered Holders:

     We are enclosing herewith the documents identified below relating to the offer (the "Exchange Offer") by Constellation Brands, Inc., a Delaware corporation (the "Company"), to exchange $200,000,000 of its 8% Series B Senior Notes due 2008 (the "new notes") for $200,000,000 of its outstanding 8% Senior Notes due 2008 (the "old notes") upon the terms and subject to the conditions set forth in the Prospectus dated ___________, 2001 and the related Letter of Transmittal.

     Enclosed herewith are copies of the following documents:

     1.  Prospectus;

     2.  Letter of Transmittal;

     3.  Instruction to Registered Holder from Beneficial Owner; and

     4. Letter which may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients' instructions with regard to the Exchange Offer.

     We urge you to contact you clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on ________, 2001 unless extended by the Company in its sole discretion. Please also note that guaranteed delivery of old notes is not available.

     The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of old notes will represent to the Company that (i) any new notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is such holder, (ii) neither the holder of old notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such new notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the holder nor any such other person is engaged in or intends to
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participate in the distribution of such new notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the old notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of old notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer, on the transfer of old notes to it.

     Any questions regarding the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, The Bank of New York (telephone (+1 212) 815-5920, attention: Carol Montreuil).

                              Very truly yours,


                              Constellation Brands, Inc.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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